UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 13, 2010

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
 (Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2010, Joel Boyarski resigned as the Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration of WorldGate Communications, Inc. (the “Company”) effective immediately.  Mr. Boyarski will remain in his role as principal accounting officer and principal financial officer on an interim basis until August 20, 2010 and will provide transition services in a senior advisory role through October 20, 2010.  In connection with his resignation, the Company agreed to enter into a severance agreement with Mr. Boyarski pursuant to which the Company will provide him with certain severance benefits following the end of his employment on October 20, 2010, including continuation of salary for a period of six months, reimbursement of certain health, dental and vision benefits for a period of six months, and an extension of the period during which vested options may be exercised.  The severance agreement provides a general release in favor of the Company and its affiliates.

Effective as of July 13, 2010, James G. Dole was appointed as the Company’s Chief Financial Officer, Treasurer and Senior Vice President, Finance.  Mr. Dole will become the Company’s principal accounting officer and principal financial officer as of August 20, 2010.  Pursuant to the letter agreement, dated June 23, 2010, between the Company and Mr. Dole, the Company agreed (1) to pay Mr. Dole $210,000 per year , (2) to grant Mr. Dole an option to purchase 1,500,000 shares of common stock of the Company at an exercise price of $0.48 per share and which vests 25% per year beginning on July 13, 2011, and (3) to provide Mr. Dole severance payments in the amount of six (6) months’ salary and benefits continuation should the Company terminate his employment for any reason without Cause, where “Cause” means Mr. Dole’s (i) willful or continued misconduct, breach of fiduciary duty or gross negligence in the performance (or failure thereof) of his duties; (ii) intentional failure or refusal to perform lawfully assigned duties consistent with his position; (iii) material breach of the letter agreement; or (iv) conviction of or entering a plea of nolo contendere to any felony or any crime (whether or not a felony) involving dishonesty or fraud.

Prior to joining WorldGate, Mr. Dole served as the Chief Corporate Development Officer for Earthlink, Inc. from August 2007 through November 2009, where he was responsible for mergers, acquisitions and divestitures.  From January 2005 through August 2006, Mr. Dole served as Senior Vice President, Strategic Implementation at MPower Communications, Inc., where he oversaw acquisition integration, strategy development and special projects.

Item 7.01    Regulation FD Disclosure.

On July 14, 2010, the Company issued a press release announcing the resignation of Mr. Boyarski and appointment of Mr. Dole described in Item 5.02.  The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Resignation Letter, dated as of July 13, 2010, from Joel Boyarski to WorldGate Communications, Inc.
10.2	Offer Letter, dated June 23, 2010, to James G. Dole.
10.3	Form of Non-Qualified Stock Option Grant under 2010 Stock Incentive Plan.
99.1	Press release issued by the Company dated July 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Christopher V. Vitale
Name:	Christopher V. Vitale
Title:	Senior Vice President, Legal and Regulatory, General Counsel and Secretary
Dated: July 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Resignation Letter, dated as of July 13, 2010, from Joel Boyarski to WorldGate Communications, Inc.
10.2	Offer Letter, dated June 23, 2010, to James G. Dole.
10.3	Form of Non-Qualified Stock Option Grant under 2010 Stock Incentive Plan.
99.1	Press release issued by the Company dated July 14, 2010.